CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Oakmont Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated May 2, 2005, on the financial statements of Oakmont Acquisition Corp. as of April 18, 2005 and for the period from April 15, 2005 (inception) to April 18, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 2, 2005